EXHIBIT 4

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                            CHARTWELL RE CORPORATION



     FIRST: The name of the Corporation is Chartwell Re Corporation (hereinafter the "Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock").

     Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than one director nor more than fourteen directors, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 1996 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 1997 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 1998 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1996, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors, however resulting, may be filled by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

     SIXTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

     SEVENTH: Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     EIGHTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the GCL.

     NINTH: Special meetings of the stockholders of the Corporation for any purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

     TENTH: The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

     ELEVENTH: The Corporation shall indemnify to the full extent authorized or permitted by law any person made, or threatened to be made, a party to any action or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law
(i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article ELEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     TWELFTH: The provisions set forth in Article II, Section 2 (except for the first paragraph thereof) and Section 3; Article III, Section 1 (except for the first paragraph thereof); and Article IX, Section 1 of the By-laws or any provision contained in this Certificate of Incorporation may be repealed, altered, amended or rescinded, in whole or in part, or a new Certificate of Incorporation may be adopted by a majority of the entire Board of Directors then in office with the consent of stockholders of the Corporation holding at least sixty-six and two-thirds percent (66 2/3%) of the votes entitled to be cast by the holders of all outstanding securities which by their terms may be voted on all matters submitted to stockholders of the Corporation generally.

                   Certificate of Designation, Preferences and
            Rights of Junior Participating Cumulative Preferred Stock

                                       of

                            Chartwell Re Corporation


                      (pursuant to ss. 151 of the Delaware
                            General Corporation Law)

     Chartwell Re Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in its Certificate of Incorporation and in accordance with Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, $1.00 par value, designated as Junior Participating Cumulative Preferred Stock:

     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Junior Participating Cumulative Preferred Stock, with a par value of $1.00 per share of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions in the Certificate of Incorporation that are applicable to the Preferred Stock of all series as follows:

                  Junior Participating Cumulative Preferred Stock

     Section I. Designation and Amount. The shares of such series shall be designated as Junior Participating Cumulative Preferred Stock, with a par value of $1.00 per share (the "Junior Preferred Shares"), and the number of shares constituting such series shall be 125,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Junior Preferred Shares to a number less than the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Junior Preferred Shares.

     Section II. Dividends and Distributions.

     A. Subject to the rights of the holders of any shares of any series of preferred stock (or any similar stock) ranking prior and superior to the Junior Preferred Shares with respect to dividends, the holders of Junior Preferred Shares, in preference to the holders of shares of the Company's common stock, $.01 par value per share (the "Common Shares"), and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Junior Preferred Share, in an amount per share (rounded to the nearest cent) equal to the greater of (i)$25.00 per share ($100.00 per annum), and (ii) subject to the provision for adjustment hereinafter set forth, the sum of 100 times the aggregate per share amount of all cash dividends and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Junior Preferred Shares. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Junior Preferred Shares were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     B. The Company shall declare a dividend or distribution on the Junior Preferred Shares as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided, however, that in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment date and the next subsequent Quarterly Dividend Payment Date, a dividend of $25.00 per share ($100.00 per annum) on the Junior Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

     C. Dividends shall begin to accrue and be cumulative on outstanding Junior Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Junior Preferred Shares, unless (i) the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Junior Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the Junior Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Junior Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 30 days prior to the date fixed for the payment thereof.

     Section III. Voting Rights.

     The holders of Junior Preferred Shares shall have the following voting rights:

          A. Subject to the provisions for adjustment as hereinafter set forth, each Junior Preferred Share shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Company. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Junior Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          B. Except as otherwise provided herein, in the Certificate of Incorporation, as from time to time amended, and/or in any other resolutions adopted by the Board of Directors creating a series of preferred stock or any similar stock, or by law, the holders of Junior Preferred Shares and the holders of Common Shares and any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Company.

          C. If at any time the Company shall not have declared and paid all accrued and unpaid dividends on the Junior Preferred Shares as provided in
     Section 2 hereof for four consecutive quarterly dividend payment dates, then, in addition to any voting rights provided for in paragraphs (A) and
     (B), the holders of the Junior Preferred Shares shall have the exclusive right, voting separately as a class, to elect two directors to the Board of Directors of the Company (such directors, the "Preferred Directors"). The right of the holders of the Junior Preferred Shares to elect the Preferred Directors shall continue until all such accrued and unpaid dividends shall have been paid. At such time, the terms of any of the Preferred Directors shall terminate. At any time when the holders of the Junior Preferred Shares shall have thus become entitled to elect Preferred Directors, a special meeting of the holders of the Junior Preferred Shares shall be called for the purpose of electing such Preferred Directors, to be held within 30 days after the right of the holders of the Junior Preferred Shares to elect such Preferred Directors shall arise, upon notice given in the manner provided by law or the by-laws of the Company for giving notice of a special meeting of shareholders; provided, however, that such a special meeting shall not be called if the annual meeting of shareholders is to convene within such 30-day period. At any such special meeting or at any annual meeting at which the holders of the Junior Preferred Shares shall be entitled to elect Preferred Directors, the holders of a majority of the then outstanding Junior Preferred Shares present in person or by proxy shall be sufficient to constitute a quorum for the election of such directors. The persons elected by the holders of the Junior Preferred Shares at any meeting in accordance with the terms of the preceding sentence shall become directors on the date of such election.

     Section IV. Certain Restrictions.

     A. Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Shares as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Junior Preferred Shares outstanding shall have been paid in full, the Company shall not:

          1. declare or pay dividends or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding- up) to the Junior Preferred Shares;

          2. declare or pay dividends or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Shares except dividends paid ratably on the Junior Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          3. redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with or junior to the Junior Preferred Shares; provided, however, that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Junior Preferred Shares; or

          4. purchase or otherwise acquire for consideration any Junior Preferred Shares, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     B. The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

     Section V. Reacquired Shares. Any Junior Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other resolution of the Board of Directors creating a series of preferred stock or any similar stock or as otherwise required by law.

     Section VI. Liquidation, Dissolution or Winding-Up. Upon any voluntary or involuntary liquidation, dissolution or winding- up of the Company, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Shares unless prior thereto, the holders of Junior Preferred Shares shall have received the greater of (i)$100.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Shares, or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Shares, except distributions made ratably on the Junior Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Junior Preferred Shares are entitled immediately prior to such event under the provisions in clause (a) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section VII. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each Junior Preferred Share shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Company shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Junior Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

     Section VIII. No Redemption. The Junior Preferred Shares shall not be redeemable.

     Section IX. Rank. Unless otherwise provided in the Certificate of Incorporation, as it may be from time to time amended, or in resolutions by the Board of Directors relating to a subsequent series of preferred stock of the Company, the Junior Preferred Shares shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up, and senior to the Common Shares.

     Section X. Amendment. The Certificate of Incorporation of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Junior Preferred Shares so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding Junior Preferred Shares, voting together as a single series.

     Section XI. Fractional Shares. Junior Preferred Shares shall not be issued in fractions of a share.


     RESOLVED, that the proper officers of the company be, and each of them hereby is, authorized to execute a Certificate of Designation with respect to the Junior Preferred Stock pursuant to Section 151 of the General Corporation Law of the State of Delaware and to take all appropriate action to cause such Certificate to become effective, including, but not limited to, the filing and recording of such Certificate with and/or by the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, I have executed and subscribed to this Certificate and to affirm the foregoing as true under penalty of perjury this 28th day of May, 1997.

                                             /s/ Steven J. Bensinger
                                             -----------------------------------
                                             Name:  Steven J. Bensinger
                                             Title: President